Exhibit 99.1

Apple Hospitality REIT, Inc. Acquires Home2 Suites by Hilton in Atlanta, GA

Richmond, VA – July 7, 2016 – Apple Hospitality REIT, Inc. (NYSE: APLE) ("Apple Hospitality" or the "Company") today announced that it has closed on the previously announced acquisition of a 128-room Home2 Suites by Hilton® in Atlanta, GA for a purchase price of $24.6 million, or approximately $192,000 per key.

"We are pleased to add the new Home2 Suites in downtown Atlanta to our portfolio of select service hotels and expand our geographic diversity with entrance into the vibrant downtown Atlanta market," said Nelson Knight, Executive Vice President and Chief Investment Officer for Apple Hospitality. "The hotel is ideally located within Atlanta and well positioned to benefit from the market's wealth of diverse corporate, leisure, government and education-related demand generators."

The Home2 Suites by Hilton Atlanta Downtown, located at 87 Walton Street in downtown Atlanta, GA, is convenient to a variety of demand generators including Centennial Olympic Park, the CNN Center, the World of Coca-Cola, the College Football Hall of Fame, the Georgia Aquarium, Philips Arena, the Georgia Dome, Georgia State University, Georgia Institute of Technology, federal and state government offices, various corporate headquarters and the soon-to-be completed Mercedes-Benz Stadium. Downtown Atlanta continues to be a popular destination and whether traveling for business or leisure, guests will enjoy the hotel's close proximity to a multitude of amenities including restaurants, shopping and tourist attractions. According to data provided by Smith Travel Research (STR) for the five-month period ended May 31, 2016, RevPAR for the Atlanta market improved over 7 percent, as compared to the same period of 2015.

Following this acquisition, the Apple Hospitality portfolio includes 180 hotels, with over 23,000 guestrooms, geographically diversified throughout 32 states.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select service hotels in the United States. The Company's portfolio consists of 180 hotels, with over 23,000 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets throughout 32 states. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer
Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as "may," "believe," "expect," "anticipate," "intend," "estimate," "project," "target," "goal," "plan," "should," "will," "predict," "potential," and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality's business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality's qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality's financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality's filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the period ended March 31, 2016.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statements.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
804‐727‐6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.